Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:

We consent to the use of our report dated February 3, 1999 included here in this Post-Effective Amendment No. 8 to Registration Statement (File No. 333-09515) on Form N-4 and to the incorporation by reference of our report dated February 26, 1999.

                                                                   /s/ KPMG LLP

Hartford, Connecticut
May 6, 1999